Mr. Ronald Hirsch
Chairman
Nord Resources Corporation
P.O. Box 384
Dragoon, AZ 85609

23rd February 2007

Re: Nord Resources Corporation ("Nord") $4,900,000 Amended and Restated Secured Promissory Note dated May 31, 2006 (as amended, the "Promissory Note")

Dear Mr. Hirsch:

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the above referenced Promissory Note. Section 1 of the Promissory Note, as heretofore amended, sets forth a maturity date of "the earlier of (a) April 30th, 2007; or b) the closing of a registered equity offering by the Company which raises not less than U.S. $20,000,000." Subject to your acceptance and execution hereof, this letter shall evidence our agreement that such September 30, 2006 date is hereby extended to April 30, 2007, subject to the following terms:

1. Nord shall pay to Nedbank an up front extension fee of $75,000;
2. Nord shall issue 300,000 warrants at a strike price calculated as the average closing price of the last five trading days ending February 23rd, 2007. No other provision of the Loan Document shall be amended or effected hereby and all of the other terms and conditions of the Promissory Note and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
3. The stated principle amount of the Promissory note shall be increased to $5,000,000.

By your acceptance and execution hereof, you represent and warrant that no Default, nor event which with the passage of time or notice or both would become a Default, has occurred and is continuing and all of the representations and warranties contained in the Loan Documents are true and correct as of the date hereof.

For and on behalf of Nedbank Limited, London Branch

NEDBANK
L O N D O N

Nedbank Limited
1st Floor Old Mutual Place
2 Lambeth Hill
London EC4V 4GG

Tel +44(0)20 7002 3400 Fax +44(0)20 7002 3404

Accepted and Agreed:
NORD RESOURCES CORPORATION

By: John Perry
February 23 , 2007

I, Justin M. Sullivan, Chief Operating Officer of Auramet Trading, LLC, a participant in the Loan Documents pursuant to that certain Agreement for Credit Risk Participation dated as of November 8, 2005, as amended, hereby consent to the foregoing extension.

Justin M. Sullivan
COO
Auramet Trading, LLC
February __ , 2007

Accepted and Agreed:
NORD RESOURCES CORPORATION

By: John Perry
February 23, 2007

I, Justin M. Sullivan, Chief Operating Officer of Auramet Trading, LLC, a participant in the Loan Documents pursuant to that certain Agreement for Credit Risk Participation dated as of November 8, 2005, as amended, hereby consent to the foregoing extension.

Justin M. Sullivan
COO
Auramet Trading, LLC
February 26, 2007

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